Sculptor Capital Management Reports Fourth Quarter and Full Year 2019 Results Dividend of $0.53 per Class A Share NEW YORK, February 13, 2020 - Sculptor Capital Management, Inc. (NYSE: SCU) (the "Company," "Sculptor", or "Sculptor Capital") today reported GAAP Net Income attributable to Class A Shareholders ("GAAP Net Income") of $48.1 million, or $2.29 per basic and $0.80 per diluted Class A Share, for the fourth quarter of 2019, and $51.4 million, or $2.48 per basic and $1.57 per diluted Class A Share, for the full year 2019. Distributable Earnings(1) were $58.3 million, or $1.05 per Fully Diluted Share, for the fourth quarter of 2019, and $171.4 million, or $3.11 per Fully Diluted Share for the full year 2019. Adjusted Distributable Earnings(1) were $65.8 million, or $1.19 per Fully Diluted Share for the fourth quarter of 2019, and $160.9 million, or $2.92 per Fully Diluted Share, for the full year 2019. A cash dividend of $0.53 per Class A Share was declared for the fourth quarter of 2019, payable on March 3, 2020, to holders of record as of February 25, 2020. Rob Shafir, Chief Executive Officer of Sculptor Capital, said, "We had a strong 2019 and are specifically pleased with Sculptor Master Fund’s performance and the Sculptor Real Estate Fund IV launch. In 2020 we will continue to focus on our performance and client engagement across our multi-strategy, credit and real estate investment capabilities." ▪ As of December 31, 2019, assets under management were $34.5 billion, up $2.5 billion in the fourth quarter largely due to $2.1 billion of net inflows, driven by the closings of Sculptor Real Estate Fund IV and a related co-investment vehicle ▪ As of February 1, 2020, assets under management were $34.5 billion ▪ Sculptor Master Fund was up 5.8% net for the fourth quarter of 2019 and up 14.8% net for the full year 2019 ▪ Sculptor Master Fund was up 2.6% net month-to-date through January 31, 2020 ▪ Sculptor Credit Opportunities Master Fund was up 0.3% net for the fourth quarter of 2019, and up 1.4% net for the full year 2019 CONFERENCE CALL Robert Shafir and Thomas Sipp, Chief Financial Officer, will host a conference call today, February 13, 2020, 8:30 a.m. Eastern Time to discuss the Company's fourth quarter and full year 2019 results. The call can be accessed by dialing +1-833-224-0545 (in the U.S.) or +1-647-689-4061 (international), passcode 9835259. A simultaneous webcast of the call will be available on the Public Investors page of the Company's website (www.sculptor.com). For those unable to listen to the live broadcast, a webcast replay will also be available on the Company's website. (1) Distributable Earnings and Adjusted Distributable Earnings are non-GAAP measures. For additional information about non-GAAP measures, including reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see "Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)" on pages 20 through 23. 1

FORWARD-LOOKING STATEMENTS Please see page 25 of this presentation for disclosures on forward-looking statements contained herein. ABOUT SCULPTOR CAPITAL MANAGEMENT Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including multi-strategy, credit and real estate. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage, structured credit and private investments. As of February 1, 2020, Sculptor Capital had approximately $34.5 billion in assets under management. For more information, please visit the Company's website (www.sculptor.com). Investor Relations Contact Media Relations Contact Elise King Jonathan Gasthalter Sculptor Capital Management Gasthalter & Co. LP +1-212-719-7381 +1-212-257-4170 investorrelations@sculptor.com jg@gasthalter.com 2

Sculptor Capital Management - 4Q & Full Year 2019 Earnings Presentation February 13, 2020

Sculptor Capital Management - 4Q & Full Year 2019 Financial Results ▪ GAAP Net Income for the fourth quarter of 2019 was $48.1 million, or $2.29 per basic and $0.80 per diluted Class A Share, compared to a GAAP Net Loss of $1.0 million, or $0.05 per basic and diluted Class A Share, for the fourth quarter of 2018 ▪ GAAP Net Income for the full year 2019 was $51.4 million, or $2.48 per basic and $1.57 per diluted Class A Share, compared to a GAAP Net Loss of $24.3 million, or $1.26 GAAP Results per basis and diluted Class A Share, for the full year 2018 ▪ Management Fees were $65.0 million for the quarter and $253.0 million for the full year 2019 ▪ Incentive Income was $203.2 million for the quarter and $321.6 million for the full year 2019 ▪ Distributable Earnings for the fourth quarter of 2019 were $58.3 million, or $1.05 per Fully Diluted Share, compared to Distributable Earnings of $16.9 million, or $0.31 per Fully Diluted Share, for the fourth quarter of 2018 ▪ Distributable Earnings for the full year 2019 were $171.4 million, or $3.11 per Fully Diluted Share, compared to Distributable Earnings of $64.1 million, or $1.17 per Fully Diluted Share, for the full year 2018 Non-GAAP Financial ▪ Adjusted Distributable Earnings for the fourth quarter of 2019 were $65.8 million, or $1.19 per Fully Diluted Share, compared to Adjusted Distributable Earnings of Measures (1) $33.2 million, or $0.61 per Fully Diluted Share for the fourth quarter of 2018 ▪ Adjusted Distributable Earnings for the full year 2019 were $160.9 million, or $2.92 per Fully Diluted Share, compared to Adjusted Distributable Earnings of $128.6 million, or $2.36 per Fully Diluted Share, for the full year 2018 ▪ Management Fees on an Economic Income basis were $60.4 million for the fourth quarter and $237.3 million for the full year 2019 ▪ Incentive Income on an Economic Income basis was $203.2 million for the fourth quarter and $321.9 million for the full year 2019 Distribution ▪ Cash dividend of $0.53 per Class A Share was declared, payable on March 3, 2020, to holders of record on February 25, 2020 ▪ As of December 31, 2019, assets under management were $34.5 billion, up $2.5 billion in the fourth quarter due to: – $1.6 billion of closings of Sculptor Real Estate Fund IV and a related co-investment vehicle – $790.0 million of net inflows in Institutional Credit Strategies driven by closing of a collateralized bond obligation and an aircraft securitization Assets Under – Performance-related appreciation of $664.0, primarily in multi-strategy funds Management – Partially offset by $305.7 million of net outflows from multi-strategy funds ▪ As of February 1, 2020, estimated assets under management were $34.5 billion – Driven by a $329.6 million close in Sculptor Real Estate Fund IV and $217.2 million of performance-related appreciation offset by approximately $479.9 million of net outflows in our multi-strategy and opportunistic credit funds ▪ Sculptor Master Fund was up 5.8% net for the fourth quarter of 2019 and up 14.8% net for the full year 2019 Performance ▪ Sculptor Master Fund was up 2.6% net month-to-date through January 31, 2020 ▪ Sculptor Credit Opportunities Master Fund was up 0.3% net for the fourth quarter of 2019, and up 1.4% net for the full year 2019 Other Business Drivers ▪ The outstanding 2018 term loan facility ("Term Loan") balance was $18.0 million as of February 13, 2020 (1) For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23. 4

4Q & Full Year 2019 GAAP Financial Highlights

Sculptor
CAPITAL MANAGEMENT

(dollars in millions)	FY '19	FY '18	4Q '19	3Q '19	4Q '18
Revenues	**$ 597.3**	**$ 507.3**	**$ 271.8**	**$ 98.8**	**$ 175.2**
Management fees	253.0	281.9	65.0	63.0	68.1
Incentive income	321.6	202.9	203.2	30.4	98.1
Other revenues	16.0	16.0	3.6	3.6	4.2
Income of consolidated funds	6.7	6.5	0.0	1.8	4.8
Expenses	**593.9**	**519.3**	**214.9**	**133.4**	**145.6**
Compensation and benefits	418.3	312.7	173.6	78.3	94.7
Interest expense	25.0	24.2	5.8	6.3	5.3
General, administrative and other	150.0	182.0	35.5	48.3	45.3
Expenses of consolidated funds	0.6	0.4	—	0.5	0.3
Other Income (Loss)	**10.3**	**(24.4)**	**3.7**	**(2.8)**	**(9.8)**
Income taxes	34.1	12.5	22.0	(1.4)	12.9
Consolidated and Comprehensive Net Loss (Income)	**(20.4)**	**(48.9)**	**38.6**	**(36.0)**	**6.9**
Net loss (income) attributable to noncontrolling interests	36.2	24.9	9.5	11.5	(8.9)
Net (income) loss attributable to redeemable noncontrolling interests	(8.8)	(0.3)	—	(0.6)	1.0
Change in redemption value of preferred units	44.4	—	—	—	—
GAAP Net Income (Loss) Attributable to Class A Shareholders	**$ 51.4**	**$ (24.3)**	**$ 48.1**	**$ (25.1)**	**$ (1.0)**

Commentary FY '19 vs FY '18

- Revenues increased period-over-period
  - Higher incentive income primarily from multi-strategy funds, partially offset by credit funds and real estate funds
  - Lower management fees primarily from lower average assets under management in multi-strategy funds
- Expenses increased period-over-period
  - Higher bonus expense driven by higher incentive income, partially offset by lower salaries and benefits due to lower headcount
  - Higher equity-based compensation driven by the Recapitalization
  - Partially offset by lower general, administrative and other expenses
    - $19.1 million litigation provision was accrued in 2019
      - $31.8 million legal settlement accrued in 2018
    - Reductions across various operating expense categories
- Other income increased period-over-period primarily due to investments gains
- Income tax expense increased period-over-period due to higher profitability
- $44.4 million change in redemption value of preferred units recorded in 2019 in connection with Recapitalization

Sculptor Capital Management

5

Fund Performance

Sculptor
CAPITAL MANAGEMENT

	Returns for the Year Ended December 31, 2019		Returns for the Year Ended December 31, 2018		Annualized Returns Since Inception Through December 31, 2019	
	Gross	Net	Gross	Net	Gross	Net
Multi-strategy funds						
Sculptor Master Fund [1]	19.6%	14.8%	-0.1%	-1.9%	16.2%	11.3%
Opportunistic credit funds						
Sculptor Credit Opportunities Master Fund	2.9%	1.4%	9.3%	6.5%	14.5%	10.5%

	Total Investments		
	Gross IRR	Net IRR	Gross MOIC
Real estate funds			
Sculptor Real Estate Fund III	29.9%	19.6%	1.6x

Quarterly Performance Highlights

- Sculptor Master Fund
  - Performance led by Fundamental Equities with core drivers including impact of third-quarter earnings and outperformance of China-related positions
  - Merger Arbitrage was a positive contributor as we exited a number of positions
  - Convertible and Derivative Arbitrage added to performance with profits from mandatory convertibles, core arbitrage positions and robust capital markets activity
  - Structured Credit ended the year on a high note with the realization of a long-held European position
- Sculptor Credit Opportunities Master Fund
  - Fund continues to demonstrate strong and differentiated long-term returns

(1) See note 2 on page 24 of this presentation for important information related to the footnotes referenced on this slide.

Sculptor Capital Management
6

Assets Under Management The change in assets under management reflects inflows, primarily from the first close of Sculptor Real Estate Fund IV in October, the launch of a collateralized bond obligation, and our third aircraft securitization, as well as appreciation within Sculptor Master Fund. These increases were partially offset by multi-strategy outflows, as well as distributions, mainly related to funds we have decided to close. $35.0 $0.7 $34.5 ($0.1) ($0.2) $34.5 $34.0 $2.1 $33.7 $33.0 ($0.5) $32.5 $ in billions $32.3 $32.0 $32.0 $31.0 $30.0 December 31, March 31, 2019 June 30, 2019 September 30, Net Inflows/ Former EMD Distributions / Appreciation December 31, February 1, 2020 2018 2019 (Outflows) Outflows Other Reductions 2019 7

Summary Changes to AUM

Sculptor
CAPITAL MANAGEMENT

Quarterly Total AUM Rollforward

(dollars in millions)	Multi-Strategy Funds	Opportunistic Credit Funds	Institutional Credit Strategies	Real Estate Funds	Other	Total
September 30, 2019	**$ 9,090**	**$ 6,042**	**$ 14,864**	**$ 1,780**	**$ 175**	**$ 31,951**
Inflows / (Outflows)	(306)	(40)	790	1,643	—	2,087
of Which Former EMD Outflows	*(21)*	*(69)*	—	—	—	*(90)*
Distributions / Other Reductions	(7)	(13)	(5)	(40)	(167)	(232)
Appreciation / (Depreciation)[1]	555	36	62	11	—	664
December 31, 2019	**$ 9,332**	**$ 6,025**	**$ 15,711**	**$ 3,394**	**$ 8**	**$ 34,470**

Year-to-Date Total AUM Rollforward

(dollars in millions)	Multi-Strategy Funds	Opportunistic Credit Funds	Institutional Credit Strategies	Real Estate Funds	Other	Total
December 31, 2018	**$ 10,421**	**$ 5,751**	**$ 13,492**	**$ 2,577**	**$ 287**	**$ 32,528**
Inflows / (Outflows)	(2,392)	183	2,524	2,006	(63)	2,258
of Which Former EMD Outflows	*(890)*	*(166)*	*(6)*	—	—	*(1,062)*
Distributions / Other Reductions	(65)	(47)	(134)	(1,195)	(216)	(1,657)
Appreciation / (Depreciation)[1]	1,368	138	(171)	6	—	1,341
December 31, 2019	**$ 9,332**	**$ 6,025**	**$ 15,711**	**$ 3,394**	**$ 8**	**$ 34,470**

Includes amounts invested by the Company, its Executive Managing Directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(1) See footnote 14 on page 24 of this presentation for important information.

Sculptor Capital Management

8

Distributable Earnings & Distributions During the distribution holiday the holders of Partner Units will not receive distributions while the public shareholders continue to participate. Distributable Earnings (1) Related Distributions (2) Public $58.3 million $11.6 million $0.53 per Class A Share 4Q 2019 $11.6 million Partner Units $1.05 per Fully Diluted Share $0 $0.00 per Unit Public $171.4 million $26.5 million $1.25 per Class A Share Year-to- $26.5 million Date Partner Units $3.11 per Fully Diluted Share $0 $0.00 per Unit (1) Distributable Earnings is a non-GAAP measure. For additional information about non-GAAP measures, including reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see "Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)" on pages 20 through 23. (2) The Company targets to pay out 20-30% of Distributable Earnings excluding the effects of the TRA amendment. 9

4Q 2019 & Full Year Economic Income Financial Highlights

Sculptor CAPITAL MANAGEMENT

Economic Income[1] was $135.9 million for the full year 2019 and $62.7 million for the fourth quarter of 2019.
Adjusted Distributable Earnings[1] were $160.9 million for the full year 2019 and $65.8 million for the fourth quarter of 2019.

(dollars in millions)	FY '19	FY '18	4Q '19	3Q '19	4Q '18
Revenues	**$ 575.1**	**$ 483.2**	**$ 267.2**	**$ 93.5**	**$ 166.4**
Management fees	237.3	264.4	60.4	59.2	64.1
Incentive income	321.9	202.9	203.2	30.7	98.1
Other revenues	15.9	15.9	3.6	3.6	4.2
Expenses	**$ 439.2**	**$ 397.3**	**$ 204.5**	**$ 90.6**	**$ 135.7**
Total compensation and benefits	303.7	219.0	173.7	46.2	91.8
Salaries and benefits	79.9	89.8	19.6	19.6	20.7
Bonus	223.8	129.2	154.1	26.6	71.1
General, administrative and other	125.2	154.1	28.8	42.3	38.7
Interest expense	10.3	24.2	2.0	2.1	5.2

Distributable Earnings Adjustments	FY '19	FY '18	4Q '19	3Q '19	4Q '18
Excluded expenses	$ 44.0	$ 64.5	$ 7.5	$ 23.1	$ 16.4
Legal settlements and provisions	*19.1*	*31.8*	—	*19.1*	—
Professional services expense related to legal settlements and the recapitalization	*24.9*	*32.8*	*7.5*	*4.0*	*16.4*
Tax receivable agreement and other payables, excluding impact of amendment	(19.0)	(21.8)	(4.5)	(0.6)	(13.8)

Commentary FY '19 vs FY '18

- Revenues increased period-over-period
  - Higher incentive income primarily from multi-strategy funds, partially offset by credit funds and real estate funds
  - Lower management fees primarily from lower average assets under management in multi-strategy funds
- Expenses increased period-over-period
  - Higher bonus expense driven by higher incentive income, partially offset by lower salaries and benefits due to lower headcount
  - Lower general, administrative and other expenses primarily due to lower legal settlements and provisions and reductions across various operating expense categories
  - Lower interest expenses due to lower average debt outstanding

(1) Economic Income, Adjusted Distributable Earnings and its components are non-GAAP measures. For more information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23.

Sculptor Capital Management

10

Accrued Unrecognized Incentive Income Accrued unrecognized incentive income associated with longer-term assets decreased by $3.9 million during the quarter primarily driven by recognized incentive income, partially offset by performance. $300.0 $275.2 $263.1 $259.9 $257.5 $253.6 $250.0 ($24.9) $20.9 $105.4 $100.9 $99.6 $101.4 $200.0 $99.2 $150.0 $ in millions $232.6 $232.6 $100.0 $158.5 $158.1 $152.9 $149.1 $143.1 $50.0 $4.1 $7.4 $11.3 $7.0 $11.3 $— December 31, 2018 March 31, 2019 June 30, 2019 September 30, 2019 4Q Recognized Incentive 4Q Performance December 31, 2019 Income Multi-strategy funds Opportunistic credit funds Real estate funds Change 11

Balance Sheet Highlights 4Q '19 Commentary ▪ At quarter end, total cash, cash equivalents and long-term U.S. government obligations were $388 million ▪ Subsequent to the quarter end, we paid down the Term Loan by $27 million resulting in an outstanding balance of $18 million ▪ We plan to continue to strengthen our balance sheet by using a majority of our earnings, after public shareholder dividends, to pay down our existing Term Loan followed by the Preferred Units and Debt Securities (dollars in millions) 4Q '19 3Q '19 4Q '18 Cash, cash equivalents and longer-term U.S. government obligations(1)(2) $ 388 $ 389 $ 495 Investments in funds, excluding employee-related investments(2) 49 29 27 Investments in CLOs, net of financing(2) 24 23 22 Term Loan(3) (45) (50) (200) Debt Securities(3) (200) (200) — Preferred Units(3) (200) (200) (400) ▪ Option to repay Preferred Units at 25% discount until March 31, 2021 and 10% discount April 1, 2021 through March 30, 2022 ▪ Option to repay Debt Securities at 5% discount if done so within nine months of repayment of Preferred Units (1) These balances include committed cash. (2) These items are non-GAAP measures. For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23. (3) Represents principal outstanding of the debt obligations and par value of Preferred Units. 12

Appendix, Reconciliations and Disclosures 13

Fund Information

Sculptor
CAPITAL MANAGEMENT

(dollars in thousands)	Assets Under Management as of December 31, 2019	Assets Under Management as of December 31, 2018	Returns[1] for the Year Ended December 31, 2019 Gross	2019 Net	2018 Gross	2018 Net	Annualized Returns Since Inception Through December 31, 2019 Gross	Net
Multi-Strategy Funds								
Sculptor Master Fund[2]	$ 8,587,306	$ 9,403,028	19.6 %	14.8 %	(0.1)%	(1.9)%	16.2 %	11.3 %
Sculptor Enhanced Master Fund	667,539	689,398	29.1 %	22.6 %	(2.1)%	(3.9)%	14.3 %	9.8 %
Other funds	77,273	328,432	n/m	n/m	n/m	n/m	n/m	n/m
	9,332,118	**10,420,858**						
Credit								
Opportunistic credit funds:								
Sculptor Credit Opportunities Master Fund	1,604,275	1,771,832	2.9 %	1.4 %	9.3 %	6.5 %	14.5 %	10.5 %
Customized Credit Focused Platform	3,251,159	3,084,883	6.8 %	4.8 %	5.9 %	4.3 %	16.7 %	12.5 %
Closed-end opportunistic credit funds	537,213	471,207	See page 15 for information on the Company's closed-end opportunistic credit funds.					
Other funds	632,659	423,489	n/m	n/m	n/m	n/m	n/m	n/m
	6,025,306	**5,751,411**						
Institutional Credit Strategies	15,710,319	13,491,734	See page 16 for information on the Company's Institutional Credit Strategies.					
	21,735,625	**19,243,145**						
Real estate funds	**3,393,876**	**2,577,040**	See page 17 for information on the Company's real estate funds.					
Other	**8,311**	**286,635**	n/m	n/m	n/m	n/m	n/m	n/m
Total	**$ 34,469,930**	**$ 32,527,678**						

n/m - not meaningful

See page 24 of this presentation for important information related to the footnotes referenced on this slide.

Sculptor Capital Management

14

Fund Information (cont.) Closed-end Opportunistic Credit Funds Assets Under Inception to Date as of December 31, 2019 Management as of December 31, IRR Total Total Invested Gross (dollars in thousands) 2019 2018 Commitments Capital(3) Gross(4) Net(5) MOIC(6) Closed-end Opportunistic Credit Funds (Investment Period) Sculptor European Credit Opportunities Fund (2012-2015)(7) $ — $ 3,867 $ 459,600 $ 305,487 15.7% 11.8% 1.5x Sculptor Structured Products Domestic Fund II (2011-2014)(7) 54,935 71,300 326,850 326,850 19.6% 15.5% 2.1x Sculptor Structured Products Offshore Fund II (2011-2014)(7) 59,288 75,666 304,531 304,531 17.1% 13.4% 1.9x Sculptor Structured Products Offshore Fund I (2010-2013)(7) 4,661 6,152 155,098 155,098 23.9% 19.1% 2.1x Sculptor Structured Products Domestic Fund I (2010-2013)(7) 4,363 5,472 99,986 99,986 22.7% 18.1% 2.0x Other funds 413,966 308,750 414,750 53,372 n/m n/m n/m $ 537,213 $ 471,207 $ 1,760,815 $ 1,245,324 n/m - not meaningful See page 24 of this presentation for important information related to the footnotes referenced on this slide. 15

Fund Information (cont.) Institutional Credit Strategies Assets Under Management as of December 31, Most Recent Closing (dollars in thousands) or Refinancing Year Deal Size 2019 2018 Collateralized Loan Obigations 2016 $ 1,062,500 $ 1,001,025 $ 1,003,540 2017 4,209,590 3,487,159 3,503,546 2018 7,487,273 7,080,592 7,129,033 2019 2,331,964 2,254,650 957,325 15,091,327 13,823,426 12,593,444 Aircraft Securitizations 2018 696,000 497,611 680,231 2019 1,128,000 1,052,972 — 1,824,000 1,550,583 680,231 Collateralized Bond Obligations 2019 349,550 274,183 — Other Funds n/a n/a 62,127 218,059 $ 17,264,877 $ 15,710,319 $ 13,491,734 16

Fund Information (cont.)
Real Estate Funds

Sculptor
CAPITAL MANAGEMENT

(dollars in thousands)	Assets Under Management as of December 31, 2019	2018	Inception to Date as of December 31, 2019 — Total Investments: Total Commitment	Invested Capital[9]	Total Value[10]	Gross IRR[11]	Net IRR[5]	Gross MOIC[12]	Realized/Partially Realized Investments[8]: Invested Capital	Total Value	Gross IRR[11]	Gross MOIC[12]
Real Estate Funds (Investment Period)												
Sculptor Real Estate Fund I (2005-2010)[7]	$ —	$ 13,578	$ 408,081	$ 386,298	$ 845,975	25.5 %	16.1 %	2.2x	$ 386,298	$ 845,975	25.5 %	2.2x
Sculptor Real Estate Fund II (2011-2014)[7]	63,011	103,152	839,508	762,588	1,554,144	33.0 %	21.7 %	2.0x	762,588	1,554,144	33.0 %	2.0x
Sculptor Real Estate Fund III (2014-2019)[7]	535,579	1,458,499	1,500,000	1,029,731	1,666,290	29.9 %	19.6 %	1.6x	564,785	1,045,214	37.2 %	1.9x
Sculptor Real Estate Fund IV (2019-2023)[7]	1,408,049	—	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Sculptor Real Estate Credit Fund I (2015-2020)[13]	730,349	698,318	736,225	280,785	328,812	n/m	n/m	n/m	87,921	114,286	n/m	n/m
Other funds	656,888	303,493	750,165	428,904	557,458	n/m	n/m	n/m	65,797	110,177	n/m	n/m
	$ 3,393,876	$ 2,577,040	$ 4,233,979	$2,888,306	$ 4,952,679				$ 1,867,389	$ 3,669,796		

	Unrealized Investments as of December 31, 2019: Invested Capital	Total Value	Gross MOIC[12]
Real Estate Funds (Investment Period)			
Sculptor Real Estate Fund I (2005-2010)[7]	$ —	$ —	—
Sculptor Real Estate Fund II (2011-2014)[7]	—	—	—
Sculptor Real Estate Fund III (2014-2019)[7]	464,946	621,076	1.3x
Sculptor Real Estate Fund IV (2019-2023)[7]	n/a	n/a	n/a
Sculptor Real Estate Credit Fund I (2015-2020)[13]	192,864	214,526	n/m
Other funds	363,107	447,281	n/m
	$ 1,020,917	$ 1,282,883	

n/a - not applicable
n/m - not meaningful
See page 24 of this presentation for important information related to the footnotes referenced on this slide.

Sculptor Capital Management

17

GAAP Consolidated Statement of Comprehensive Income (Loss) - Unaudited Three Months Ended December 31, Year Ended December 31, (dollars in thousands, except per share amounts) 2019 2018 2019 2018 Revenues Management fees $ 65,032 $ 68,144 $ 253,011 $ 281,862 Incentive income 203,243 98,103 321,621 202,896 Other revenues 3,524 4,225 15,982 15,976 Income of consolidated funds — 4,748 6,732 6,489 Total Revenues 271,799 175,220 597,346 507,223 Expenses Compensation and benefits 173,582 94,662 418,349 312,723 Interest expense 5,846 5,256 24,900 24,179 General, administrative and other 35,474 45,329 149,961 181,977 Expenses of consolidated funds — 303 646 406 Total Expenses 214,902 145,550 593,856 519,285 Other Income (Loss) Changes in tax receivable agreement liability (586) 2,218 4,776 2,218 Net losses on early retirement of debt (104) — (6,375) (14,303) Net gains (losses) on investments 4,400 (6,041) 8,068 (7,055) Net losses (gains) of consolidated funds — (5,956) 3,768 (5,200) Total Other Income (Loss) 3,710 (9,779) 10,237 (24,340) Income (Loss) Before Income Taxes 60,607 19,891 13,727 (36,402) Income taxes 22,038 12,872 34,112 12,500 Consolidated and Comprehensive Net Income (Loss) 38,569 7,019 (20,385) (48,902) Less: Net loss (income) attributable to noncontrolling interests 9,531 (9,036) 36,184 24,909 Less: Net loss (income) attributable to redeemable noncontrolling interests — 1,036 (8,745) (291) Net Income (Loss) Attributable to Sculptor Capital Management, Inc. 48,100 (981) 7,054 (24,284) Change in redemption value of Preferred Units — — 44,364 — Net Income (Loss) Attributable to Class A Shareholders $ 48,100 $ (981) $ 51,418 $ (24,284) Earnings (Loss) per Class A Share Earnings (Loss) per Class A Share - basic $ 2.29 $ (0.05) $ 2.48 $ (1.26) Earnings (Loss) per Class A Share - diluted $ 0.80 $ (0.05) $ 1.57 $ (1.26) Weighted-average Class A Shares outstanding - basic 20,982,049 19,337,402 20,773,493 19,270,929 Weighted-average Class A Shares outstanding - diluted 48,788,289 19,337,402 46,300,690 19,270,929 18

GAAP Consolidated Balance Sheet - Unaudited (dollars in thousands) December 31, 2019 December 31, 2018 Assets Cash and cash equivalents $ 240,938 $ 315,809 Restricted cash 4,501 8,075 Investments (includes assets measured at fair value of $329,435 and $361,378, including assets sold under agreements to repurchase of $95,782 and $62,186 as of December 31, 2019, and December 31, 2018, respectively) 411,426 389,897 Income and fees receivable 215,395 82,843 Due from related parties 15,355 20,754 Deferred income tax assets 310,557 355,025 Operating lease assets 115,810 — Other assets, net 82,608 82,403 Assets of consolidated funds: Investments of consolidated funds, at fair value — 171,495 Other assets of consolidated funds 649 21,090 Total Assets $ 1,397,239 $ 1,447,391 Liabilities and Shareholders' Equity (Deficit) Liabilities Compensation payable $ 187,180 $ 105,036 Unearned incentive income 60,798 61,397 Due to related parties 211,915 281,821 Operating lease liabilities 128,043 — Debt obligations 286,728 289,987 Securities sold under agreements to repurchase 97,508 62,801 Other liabilities 59,217 63,603 Liabilities of consolidated funds: Other liabilities of consolidated funds 389 14,541 Total Liabilities $ 1,031,778 $ 879,186 Redeemable Noncontrolling Interests 150,000 577,660 Shareholders' Equity (Deficit) Class A Shares, $0.01 and no par value, 100,000,000 and 100,000,000 shares authorized, 21,284,945 and 19,905,126 shares issued and outstanding as of December 31, 2019 and 2018, respectively 213 — Class B Shares, $0.01 and no par value, 75,000,000 and 75,000,000 shares authorized, 29,208,952 and 29,458,948 shares issued and outstanding as of December 31, 2019 and 2018, respectively 292 — Additional paid-in capital 117,936 3,135,841 Accumulated deficit (343,759) (3,564,727) Shareholders' deficit attributable to Class A Shareholders (225,318) (428,886) Shareholders' equity attributable to noncontrolling interests 440,779 419,431 Total Shareholders' Equity (Deficit) 215,461 (9,455) Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity (Deficit) $ 1,397,239 $ 1,447,391 19

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited

Sculptor
CAPITAL MANAGEMENT

(dollars in thousands, except per share amounts)	4Q '19	3Q '19	4Q '18	FY '19	FY '18
Net Income (Loss) Attributable to Class A Shareholders—GAAP	**$ 48,100**	**$ (25,140)**	**$ (981)**	**$ 51,418**	**$ (24,284)**
Change in redemption value of Preferred Units	—	—	—	(44,364)	—
Net Income (Loss) Allocated to Sculptor Capital Management, Inc.—GAAP	**$ 48,100**	**$ (25,140)**	**$ (981)**	**$ 7,054**	**$ (24,284)**
Net loss (income) allocated to Group A Units	(9,775)	(11,625)	9,627	(36,917)	(25,716)
Equity-based compensation, net of RSUs settled in cash	18,665	31,952	15,696	124,935	83,268
Adjustment to recognize deferred cash compensation in the period of grant	(18,428)	2,264	(5,103)	(11,579)	10,445
Recapitalization-related non-cash interest expense accretion	3,876	4,249	—	14,540	—
Income taxes	22,038	(1,446)	12,872	34,112	12,500
Net losses on early retirement of debt	104	218	—	6,375	14,303
Allocations to Group D Units	—	—	—	—	3,060
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	(338)	(2,055)	(7,716)	1,266	(3,094)
Changes in tax receivable agreement liability	586	—	(2,218)	(4,776)	(2,218)
Depreciation, amortization and net gains and losses on fixed assets	1,508	2,166	2,599	8,449	10,308
Other adjustments	(3,603)	2,348	5,912	(7,606)	7,295
Economic Income—Non-GAAP	**$ 62,733**	**$ 2,931**	**$ 30,688**	**$ 135,853**	**$ 85,867**
Tax receivable agreement and other payables—Non-GAAP [1]	(4,460)	(592)	(13,823)	35,498	(21,785)
Distributable Earnings—Non-GAAP	**$ 58,273**	**$ 2,339**	**$ 16,865**	**$ 171,351**	**$ 64,082**
Excluded expenses:	7,502	23,066	16,363	43,970	64,510
Legal settlements and provisions	*—*	*19,100*	*—*	*19,100*	*31,750*
Professional services expense related to legal settlements and the recapitalization	*7,502*	*3,966*	*16,363*	*24,870*	*32,760*
Effect of tax receivable agreement amendment	—	—	—	(54,453)	—
Adjusted Distributable Earnings—Non-GAAP	**$ 65,775**	**$ 25,405**	**$ 33,228**	**$ 160,868**	**$ 128,592**
Weighted-average Class A Shares outstanding	20,982,049	20,907,021	19,337,402	20,773,493	19,270,929
Weighted-average Partner Units	29,470,327	29,495,817	29,706,825	29,534,620	30,463,932
Weighted-average Class A Restricted Share Units (RSUs)	4,836,124	4,903,263	5,437,581	4,807,905	4,826,130
Weighted-Average Fully Diluted Shares	**$ 55,288,500**	**$ 55,306,101**	**$ 54,481,808**	**$ 55,116,018**	**$ 54,560,991**
Distributable Earnings Per Fully Diluted Share—Non-GAAP	**$ 1.05**	**$ 0.04**	**$ 0.31**	**$ 3.11**	**$ 1.17**
Adjusted Distributable Earnings per Fully Diluted Share—Non-GAAP	**$ 1.19**	**$ 0.46**	**$ 0.61**	**$ 2.92**	**$ 2.36**

(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented assuming that all earnings of the Sculptor Operating Group are allocable to Sculptor Capital Management, Inc.

Sculptor Capital Management

20

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont.)

Sculptor CAPITAL MANAGEMENT

(dollars in thousands)	4Q '19	3Q '19	4Q '18	FY '19	FY '18
Management fees	$ 65,032	$ 62,956	$ 68,144	$ 253,011	$ 281,862
Adjustment to management fees[1]	(4,594)	(3,793)	(4,048)	(15,760)	(17,488)
Management Fees-Economic Income Basis—Non-GAAP	**60,438**	**59,163**	**64,096**	**237,251**	**264,374**
Incentive income	203,243	30,423	98,103	321,621	202,896
Adjustment to incentive income[2]	—	259	—	259	—
Incentive Income-Economic Income Basis—Non-GAAP	**203,243**	**30,682**	**98,103**	**321,880**	**202,896**
Other revenues	3,524	3,646	4,225	15,982	15,976
Adjustment to other revenues[3]	—	—	—	—	(39)
Other Revenues-Economic Income Basis—Non-GAAP	**3,524**	**3,646**	**4,225**	**15,982**	**15,937**
Total Revenues-Economic Income Basis—Non-GAAP	**$ 267,205**	**$ 93,491**	**$ 166,424**	**$ 575,113**	**$ 483,207**
Compensation and benefits	173,582	78,343	94,662	418,349	312,723
Adjustment to compensation and benefits[4]	101	(32,162)	(2,877)	(114,623)	(93,678)
Compensation and Benefits-Economic Income Basis—Non-GAAP	**$ 173,683**	**$ 46,181**	**$ 91,785**	**$ 303,726**	**$ 219,045**
Interest expense	5,846	6,323	5,256	24,900	24,179
Adjustment to interest expense[5]	(3,876)	(4,249)	—	(14,540)	—
Interest Expense-Economic Income Basis —Non-GAAP	**$ 1,970**	**$ 2,074**	**$ 5,256**	**$ 10,360**	**$ 24,179**
General, administrative and other expenses	35,474	48,272	45,329	149,961	181,977
Adjustment to general, administrative and other expenses[6]	(6,649)	(5,964)	(6,652)	(24,776)	(27,864)
General, administrative and other expenses-Economic Income Basis—Non-GAAP	28,825	42,308	38,677	125,185	154,113
Excluded expenses[7]	7,502	23,066	16,363	43,970	64,510
General, Administrative and Other Expenses Excluding Certain Expenses-Economic Income Basis—Non-GAAP	**$ 21,323**	**$ 19,242**	**$ 22,314**	**$ 81,215**	**$ 89,603**
Net loss (income) attributable to noncontrolling interests—GAAP	(9,531)	(11,435)	9,036	(36,184)	(24,909)
Adjustment to net income (loss) attributable to noncontrolling interests[8]	9,525	11,432	(9,042)	36,173	24,888
Net Loss Attributable to Noncontrolling Interests-Economic Income Basis—Non-GAAP	**$ (6)**	**$ (3)**	**$ (6)**	**$ (11)**	**$ (21)**

See page 23 of this presentation for important information related to the footnotes referenced on this slide.

Sculptor Capital Management

21

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont.) (dollars in thousands) 4Q '19 3Q '19 4Q '18 Cash and cash equivalents $ 240,938 126,814 315,808 Long-term U.S. government obligations 146,565 261,981 179,510 Cash, Cash Equivalents and Long-Term U.S. Government Obligations $ 387,503 $ 388,795 $ 495,318 Investments in CLOs 182,870 176,739 181,868 Financing related to investments in CLOs(9) (159,341) (153,616) (159,692) Investments in CLOs, net of Financing $ 23,529 $ 23,123 $ 22,176 Investments in funds 81,992 58,828 28,519 Investments in funds eliminated in consolidation(10) — — 20,380 Less: Investments related to employees(11) (32,891) (29,730) (22,222) Investments in Funds, Excluding Investments Related to Employees $ 49,101 $ 29,098 $ 26,677 See page 23 of this presentation for important information related to the footnotes referenced on this slide. 22

Footnotes to Non-GAAP Reconciliations Footnotes to Reconciliations (1) Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed. (2) Adjustment to exclude the impact of eliminations related to the consolidated funds. (3) Adjustment to exclude gains on fixed assets. (4) Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. Distributions to the Group D Units are also excluded, as management reviews operating performance at the Sculptor Operating Group level, where substantially all of the Company's operations are performed, prior to making any income allocations. (5) Adjustment to exclude non-cash interest, expense accretion on Debt Securities issued in exchange for Preferred Units in connection with the recapitalization. Upon exchange, Debt Securities were recognized at fair value and are being accreted to par value over time through interest expense for GAAP; however, management does not consider this interest accretion to be reflective of the operating performance of the Company. (6) Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense. (7) Adjustments to exclude legal settlements and provisions, and professional services expenses related to settlements, as well as the recapitalization and related strategic actions. (8) Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Sculptor Operating Group, as management reviews the operating performance of the Company at the Sculptor Operating Group level. The Company conducts substantially all of its activities through the Sculptor Operating Group. (9) Adjustment to reduce the investments in CLOs by related financing, including CLO investments loans and securities sold under agreements to repurchase. (10) Adjustment to add back investments in funds that are eliminated in consolidation. (11) Adjustment to exclude investments in funds made on behalf of certain employees and executive managing directors, including deferred compensation arrangements. Non-GAAP Financial Measures Distributable Earnings is a measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. Economic Income and certain balance sheet measures presented on page 12 exclude the adjustments described above that are required for presentation of the Company's results and financial positions on a GAAP basis. Adjusted Distributable Earnings exclude the effects of the tax receivable agreement amendment recorded in the second quarter of 2019, legal settlements and provision expense recorded, as well as professional services expenses related to the SEC and U.S. Department of Justice settlement, recapitalization and related strategic actions. Prior to the fourth quarter of 2019, Adjusted Distributable Earnings only excluded the effects of the tax receivable agreement amendment and legal settlements and provision expense. Management adjusted the calculation of this measure to more closely align with how it assesses the Company's financial performance. Prior periods in this presentation have been recast to conform to the revised presentation. For purposes of calculating Distributable Earnings and Adjusted Distributable Earnings per Share, the Company assumes that all the interests held by its current and former executive managing directors in the Sculptor Operating Group (collectively, "Partner Units"), as well as Class A Restricted Share Units ("RSUs"), have been converted on a one-to-one basis into Class A Shares ("Fully Diluted Shares"). As of December 31, 2019, there were 3,410,000 Group P Units outstanding and 1,000,000 performance-based restricted share units ("PSUs"). Group P Units and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units or PSUs in Fully Diluted Shares until such conditions are met. As of December 31, 2019, the service and market-performance conditions had not yet been met. These non-GAAP measures should not be considered as alternatives to the Company's GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. You are encouraged to evaluate each of these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company's non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentations. The Company's non-GAAP measures may not be comparable to similarly titled measures used by other companies. Management uses Economic Income and Distributable Earnings, among other financial information, as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company's Class A Shares and to the Company's executive managing directors. Management considers it important that investors review the same operating information that it uses. Management uses Adjusted Distributable Earnings as a supplemental measure on which to evaluate the performance of the Company's core business by excluding items that it does not believe are indicative of the Company's core operating performance. These measures are presented to provide a more comparable view of the Company's operating results year-over-year and the Company believes that providing these measures on a supplemental basis to the Company's GAAP results is helpful to shareholders in assessing the overall performance of the Company's business. 23

Fund Information – Footnotes Fund Information - Footnotes (1) The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or should be held until the resolution of a special event or circumstance ("Special Investments") that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. (2) The annualized returns since inception are those of the Sculptor Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company's broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company's investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Sculptor Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company's investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of December 31, 2019, the gross and net annualized returns since the Sculptor Master Fund's inception on January 1, 1998 were 12.7% and 8.6%, respectively. (3) Represents funded capital commitments net of recallable distribution to investors. (4) Gross internal rate of return ("IRR") for the Company's closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of December 31, 2019, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income. (5) Net IRR is calculated as described in footnotes (4) and (11), but is reduced by management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund's capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor. (6) Gross multiple of invested capital ("MOIC") for the Company's closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital. (7) These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds. (8) An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital. (9) Invested capital represents total aggregate contributions made for investments by the fund. (10) Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of December 31, 2019. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly the total value ultimately realized will likely be higher or lower than the amounts presented as of December 31, 2019. (11) Gross IRR for the Company's real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of December 31, 2019, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return. (12) Gross MOIC for the Company's real estate funds is calculated by dividing the value of a fund's investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund. (13) This fund has invested less than half of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful. (14) Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. Appreciation/(depreciation) within Institutional Credit Strategies includes the effects of changes in the par value of the underlying collateral of the CLOs, foreign currency translation changes in the measurement of assets under management of our European CLOs and changes in the portfolio appraisal values for aircraft securitizations. 24

Forward-Looking Statements This press release and earnings presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "comfortable," "assume," "remain," "maintain," "sustain," "achieve," "see," "think," "position" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon historical information and on the Company's current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the Recapitalization and other related transactions; whether the Recapitalization and other related transactions result in any increased or unforeseen costs, indemnifications obligations or have an impact on the Company's ability to retain existing fund investor capital; the Company's ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company's ability to retain its active executive managing directors, managing directors and other investment professionals; the Company's successful formulation and execution of its business and growth strategies; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company's operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2018, dated March 15, 2019, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Sculptor Capital fund. The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.sculptor.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendment to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company's website, in addition to its press releases, SEC filings and public conference calls and webcast. 25